Exhibit 10.1

AMENDMENT NO. 4 TO LOAN DOCUMENTS

This Amendment No. 4 (the “Amendment”) dated as of January 6, 2006, is between Bank of America, N.A. (“Lender”) and Newport Corporation (“Borrower”).

RECITALS

A. Borrower has executed various documents concerning credit extended by the Lender, including, without limitation, the following documents (the “Loan Documents”):

1. A certain Loan Agreement dated as of September 25, 2002 (together with any previous amendments, the “Loan Agreement”).

2. A certain Promissory Note dated as of September 25, 2002 in the original principal amount of $5,000,000.00 (together with any previous amendments, the “Note”).

B. Lender and Borrower desire to amend the Loan Documents.

AGREEMENT

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Loan Documents.

2. Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows:

2.1	The paragraphs entitled “Annual Statements” and “Interim Statements” are hereby amended to read in their entirety as follows:

FINANCIAL INFORMATION FROM BORROWER. Upon Lender’s request, the Borrower shall provide, or cause to be provided, to Lender the following financial information and statements in form and content acceptable to Lender in its sole discretion as indicated below: Within one hundred twenty (120) days of the Borrower’s fiscal year end, the Borrower’s annual financial statements. The statements shall be prepared on a consolidated basis. Within forty-five (45) days of the period’s end, the Borrower’s quarterly financial statements. These financial statements may be borrower prepared. (Copies of the Borrower’s Form 10-K Annual Report and Form 10-Q Quarterly Report will satisfy for the annual and quarterly financial statements). Such additional financial information regarding Borrower or any Guarantor, Pledgor, accommodation party or other obligor with respect to the Loan as Lender shall request. The financial statements required above shall, in the case of the annual financial statements be audited, compiled or reviewed by a certified public accountant satisfactory to Lender, and in the case of all other financial statements shall be certified as true and correct by a duly authorized officer of the Borrower.

2.2	The paragraph entitled “Arbitration” is hereby amended to read in its entirety as follows:

ARBITRATION.

(a)	This paragraph concerns the resolution of any controversies or claims between the parties, whether arising in contract, tort or by statute, including but not limited to controversies or claims that arise out of or relate to: (i) this agreement (including any renewals, extensions or modifications); or (ii) any document related to this agreement (collectively a “Claim”). For the purposes of this arbitration provision only, the term “parties” shall include any parent corporation, subsidiary or affiliate of Lender involved in the servicing, management or administration of any obligation described or evidenced by this agreement.

(b)	At the request of any party to this agreement, any Claim shall be resolved by binding arbitration in accordance with the Federal Arbitration Act (Title 9, U.S. Code) (the “Act”). The Act will apply even though this agreement provides that it is governed by the law of a specified state. The arbitration will take place on an individual basis without resort to any form of class action.

(c)	Arbitration proceedings will be determined in accordance with the Act, the then-current rules and procedures for the arbitration of financial services disputes of the American Arbitration Association or any successor thereof (“AAA”), and the terms of this paragraph. In the event of any inconsistency, the terms of this paragraph shall control. If AAA is unwilling or unable to (i) serve as the provider of arbitration or (ii) enforce any provision of this arbitration clause, any party to this agreement may substitute another arbitration organization with similar procedures to serve as the provider of arbitration.

(d)	The arbitration shall be administered by AAA and conducted, unless otherwise required by law, in Orange County, California. All Claims shall be determined by one arbitrator; however, if Claims exceed Five Million Dollars ($5,000,000), upon the request of any party, the Claims shall be decided by three arbitrators. All arbitration hearings shall commence within ninety (90) days of the demand for arbitration and close within ninety (90) days of commencement and the award of the arbitrator(s) shall be issued within thirty (30) days of the close of the hearing. However, the arbitrator(s), upon a showing of good cause, may extend the commencement of the hearing for up to an additional sixty (60) days. The arbitrator(s) shall provide a concise written statement of reasons for the award. The arbitration award may be submitted to any court having jurisdiction to be confirmed, judgment entered and enforced.

(e)	The arbitrator(s) will give effect to statutes of limitation in determining any Claim and may dismiss the arbitration on the basis that the Claim is barred. For purposes of the application of the statute of limitations, the service on AAA under applicable AAA rules of a notice of Claim is the equivalent of the filing of a lawsuit. Any dispute concerning this arbitration provision or whether a Claim is arbitrable shall be determined by the arbitrator(s). The arbitrator(s) shall have the power to award legal fees pursuant to the terms of this agreement.

(f)	This paragraph does not limit the right of any party to: (i) exercise self-help remedies, such as but not limited to, setoff; (ii) initiate judicial or non-judicial foreclosure against any real or personal property collateral; (iii) exercise any judicial or power of sale rights, or (iv) act in a court of law to obtain an interim remedy, such as but not limited to, injunctive relief, writ of possession or appointment of a receiver, or additional or supplementary remedies.

(g)	The filing of a court action is not intended to constitute a waiver of the right of any party, including the suing party, thereafter to require submittal of the Claim to arbitration.

(h)

The procedure described above will not apply if the Claim, at the time of the proposed submission to arbitration, arises from or relates to an obligation to Lender secured by real property. In this case, all of the parties to this agreement must consent to submission of the Claim to arbitration. If both parties do not consent to arbitration, the Claim will be resolved as follows: The parties will designate a referee (or a panel of referees) selected under the auspices of AAA in the same manner as arbitrators are selected in AAA administered proceedings. The designated referee(s) will be appointed by a court as provided in California Code of Civil Procedure Section 638 and the following related sections. The referee (or presiding referee of the panel) will be an active attorney or a retired judge. The award that results from the decision of the referee(s) will be entered as a judgment in the court that appointed the referee, in accordance with the provisions of California Code of Civil Procedure Sections 644 and 645.

2.3	In paragraph number 1.1(c) of the Exhibit to Loan Agreement, entitled “Availability Period” the date December 1, 2005 is change to December 1, 2006.

3. Amendments to Note. The Note is hereby amended as follows:

3.1	In the paragraph entitled “Payment”, the date December 1, 2005 is change to December 1, 2006.

3.2	In the paragraph entitled “Advances Under the Line of Credit”, the date December 1, 2005 is change to December 1, 2006.

3.3	The following paragraph hereby added immediately following the paragraph entitled “Advances Under the Line of Credit”.

Optional Renewal Clause. This Note will be considered renewed if and only if Lender has sent to Borrower a written notice of renewal (the “Renewal Notice”) effective as of the Expiration Date. If this Note is renewed, it will continue to be subject to all the terms and conditions set forth herein except the Expiration Date may be extended by the Renewal Notice. If this Note is renewed, the term “Expiration Date” shall mean the date set forth in the Renewal Notice as the Expiration Date, and all outstanding principal plus all accrued interest shall be paid on the Expiration Date. The same process for renewal will apply to any subsequent renewal of this Note. A renewal fee may be charged at Lender’s option. The amount of the renewal fee, mutually agreed to by both parties, will be specified in the Renewal Notice.

3.4	The paragraph entitled “Arbitration” is hereby amended to read in its entirety as stated in paragraph 2.2 of this Amendment.

4. Representations and Warranties. When Borrower signs this Amendment, Borrower represents and warrants to Lender that: (a) there is no event which is, or with notice or lapse of time or both would be, a default under the Loan Documents except those events, if any, that have been disclosed in writing to Lender or waived in writing by Lender, (b) the representations and warranties in the Loan Documents are true as of the date of this Amendment as if made on the date of this Amendment, (c) this Amendment does not conflict with any law, agreement, or obligation by which Borrower is bound, and (d) this Amendment is within Borrower’s powers, has been duly authorized, and does not conflict with any of Borrower’s organizational papers.

5. Effect of Amendment. Except as provided in this Amendment, all of the terms and conditions of the Loan Documents shall remain in full force and effect.

6. Counterparts. This Amendment may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

7. FINAL AGREEMENT. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS DOCUMENT REPRESENTS THE FINAL AGREEMENT BETWEEN PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, (B) THIS DOCUMENT SUPERSEDES ANY COMMITMENT LETTER, TERM SHEET OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS RELATING TO THE SUBJECT MATTER HEREOF, UNLESS SUCH COMMITMENT LETTER, TERM SHEET OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS EXPRESSLY PROVIDES TO THE CONTRARY, (C) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (D) THIS DOCUMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

This Amendment is executed as of the date stated at the beginning of this Amendment.

Borrower:		Lender:

Newport Corporation		Bank of America, N.A.

By	/s/ ROBERT G. DEUSTER	By	/s/ CONDY WONG
	Robert G. Deuster, Chief Executive Officer		Authorized Signer

By	/s/ JEFFREY B. COYNE
Jeffrey B. Coyne, Senior VP & General Counsel

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